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                                                                   EXHIBIT 21



           COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 1993



         At December 31, 1993, the Registrant had no 100% owned subsidiaries.

         At December 31, 1993, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                 Cousins Real Estate Corporation and subsidiaries (100% of
                   non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins/New Market Development Company, Inc. (100% owned by Cousins Real Estate Corporation)
                 North Greene Associates Limited Partnership (85% owned by
                   Registrant)
                 Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned by Registrant)
                 North Point Market Associates, L.P. (82.3% owned by Registrant) Perimeter Expo Associates, L.P. (90% owned by Registrant and
                   10% owned by Cousins/New Market Development Company, Inc.)

         At December 31, 1993, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                 C-H Associates Limited (49% owned by Cousins Real Estate
                   Corporation)
                 CSC Associates, L.P. (50% owned by Registrant)
                 Green Valley Associates II (50% owned by Registrant)
                 Haywood Mall Associates (50% owned by Registrant)
                 Hickory Hollow Associates (50% owned by Cousins Real Estate
                   Corporation)
                 Norfolk Hotel Associates (50% owned by Registrant) Spring/Haynes Associates (50% owned by Registrant)
                 Wildwood Associates (50% owned by Registrant)
                 Ten Peachtree Place Associates (50% owned by Registrant)
                 Temco Associates (50% owned by Cousins Real Estate Corporation) North Greene Associates Limited Partnership (85% owned by
                   Registrant)
                 Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned by Registrant)